UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 23, 2006
CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	000-51734 (Commission File Number)	37-1516132 (IRS Employer Identification No.)
2780 Waterfront Pkwy E. Drive
Suite 200
Indianapolis, Indiana 46214
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (317) 328-5660
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     On October 17, 2006, Calumet Specialty Products Partners, L.P.’s wholly-owned subsidiary, Calumet Lubricants Co., Limited Partnership (“Calumet”), entered into a letter amendment (the “Amendment”) to its ISDA Master Agreement (the “Agreement”), dated as of March 17, 2006, with J. Aron & Company. The amendment increased the period for which Calumet can enter into up to 20,000 barrels per day (“BPD”) of cash-settled commodity transactions with J. Aron & Company that settle based upon the spread between ultra low sulfur diesel or jet fuel and West Texas Intermediate crude oil (“WTI”) or the spread between gasoline and WTI (collectively, “Crack Spread Hedges”) from 24 months forward to 39 months forward from the current month and 15,000 BPD during the following 21 months. Under the original terms of the Agreement, Calumet was permitted to enter into up to 20,000 BPD of Crack Spread Hedges for the current month and the following 23 months of the Agreement and up to 15,000 BPD of Crack Spread Hedges for the following 36 months.
     A copy of the Amendment is attached hereto as Exhibit 10.1 and incorporated herein by reference. The foregoing description of the Amendment is qualified in its entirety by reference to such Exhibit.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.

Exhibit Number	Description

Exhibit 10.1	Letter Amendment to ISDA Master Agreement and related Schedule and Credit Support Annex, dated as of March 17, 2006, between Calumet Lubricants Co., Limited Partnership and J. Aron & Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

By:	CALUMET GP, LLC, its General Partner

By:	/s/ R. Patrick Murray, II

Name:	R. Patrick Murray, II
Title:	Vice President, Chief Financial Officer and Secretary
October 23, 2006

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.1	Letter Amendment to ISDA Master Agreement and related Schedule and Credit Support Annex, dated as of March 17, 2006, between Calumet Lubricants Co., Limited Partnership and J. Aron & Company.